INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in this Post-Effective Amendment No. 13 to Registration Statement No. 033-70978 of The Aquinas Funds, Inc., on Form N-1A of our report dated February 18, 2004 appearing in the Annual Report of Aquinas Funds, Inc. for the year ended December 31, 2003, and to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information, which are parts of such Registration Statement.


/s/ Deloitte & Touche LLP


DELOITTE & TOUCHE LLP


Milwaukee, Wisconsin
April 29, 2004